UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 26, 2010

FIFTH THIRD BANCORP

(Exact Name of Registrant as Specified in Its Charter)

OHIO

(State or Other Jurisdiction of Incorporation)

001-33653	31-0854434
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center
38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(800) 972-3030

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

(a) On July 26, 2010, Fifth Third Bancorp (“Fifth Third”) received a notice of a blackout period (the “Blackout Period”) under the Fifth Third Bancorp Master Profit Sharing Plan (the “Plan”). On July 28, 2010, Fifth Third delivered a notice to its directors and executive officers of this Blackout Period (the “Notice”). The Notice advises Fifth Third’s directors and executive officers of the applicable trading restrictions that apply to them under Section 306 of the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission’s Regulation BTR. A copy of the Notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The Blackout Period is required in order to effect a transition of the recordkeeping for the Plan to a new service provider. The Blackout Period begins at 4 p.m. Eastern Standard Time on September 3, 2010 and ends during the week of September 19, 2010. During the Blackout Period, participants in the Plan will be temporarily unable to check their account balance and transfer or diversify their investments in the Plan account, change their future contribution rate or obtain a loan, withdrawal or distribution from their Plan account or make or change beneficiary elections. During the Blackout Period and for a period of two years after the ending date of the Blackout Period, security holders or other interested persons may obtain, without charge, information about the actual beginning and ending dates of the Blackout Period by contacting Fifth Third’s Corporate Secretary, to whom all inquiries regarding the Blackout Period should be directed, at the following address:

Secretary

Fifth Third Bancorp

Fifth Third Center

38 Fountain Square Plaza

MD10AT76

Cincinnati, OH 45263

(800) 972-3030

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1 – Fifth Third Bancorp Trading Blackout Notice to all Directors and Executive Officers of Fifth Third Bancorp dated July 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

July 28, 2010	/s/ PAUL L. REYNOLDS
Paul L. Reynolds
Executive Vice President, Secretary and
Chief Administrative Officer